Exhibit 10.2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

AMENDED AND RESTATED

LICENSE AND DISTRIBUTION AGREEMENT

BY AND BETWEEN

SHIRE LLC

AND

IMPAX LABORATORIES, INC.

DATED FEBRUARY 7, 2013

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.
AMENDED AND RESTATED
LICENSE AND DISTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”) dated February 7, 2013 (the “Effective Date”) is hereby entered into by and between Shire LLC, a Kentucky limited liability company with offices located at 9200 Brookfield Court, Florence, KY 41042 (“Shire”), and Impax Laboratories, Inc. , a Delaware corporation with offices located at 30831 Huntwood Ave., Hayward, CA 94544 (“Impax”).

R E C I T A L S:

WHEREAS, Shire and Impax settled certain claims pursuant to a certain Settlement Agreement by and between Shire Laboratories, Inc.  and Impax dated January 19, 2006 (the “Patent Litigation Settlement Agreement)”;

WHEREAS, in connection therewith, Shire and Impax entered into a certain License and Distribution Agreement dated January 19, 2006 (the “Original Effective Date”), as amended on March 1, 2010 (the “Original License and Distribution Agreement”);

WHEREAS, the Parties are now entering into another Settlement Agreement contemporaneously herewith (the “Supply Litigation Settlement Agreement”) which settles the Pending Litigation (as defined in the Settlement Agreement); and

WHEREAS, in connection therewith, the Parties are modifying their current relationship as of the Effective Date and have agreed to amend and restate the Original License and Distribution Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises, mutual covenants, the terms and conditions hereof and in the Supply Litigation Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows.

1.           Definitions

1.1           “[***] QA Period” shall have the meaning assigned to such term in Section 5. 3(h).

1.2           “Act” shall mean the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, and the rules, regulations and guidelines promulgated thereunder.

1.3           “ADR Procedure” shall have the meaning assigned to such term in Section 16. 13(d).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.4           “Adderall XR” shall mean the pharmaceutical product that contains the Compound as its sole active ingredient which is approved for Marketing in the Territory pursuant to Shire’s NDA and sold under the trade name Adderall XR.

1.5           “Adderall XR ANDA” shall mean an ANDA seeking approval of a Generic Equivalent.

1.6           “Adderall XR Intellectual Property” shall mean (i) U. S.  Patent Nos.  6,322,819, 6,605,300, and 6,913,768 and any patent that issues as a result of a reexamination or reissue thereof; (ii) any patent that issues from, or from any continuation, continuation-in-part or divisional application relating to, U. S.  Patent Application Serial Nos.  09/176,542, 10/353,073, 10/758,417, 10/774,697, and 11/030,174; and (iii) any other present or future U. S.  patent owned or controlled by Shire which may read upon the making, using, selling or importing of a Generic Product.

1.7           “Adderall XR License” shall mean a license under the Adderall XR Intellectual Property.

1.8           “Adverse Drug Experience” shall mean an adverse event associated with the use of Generic Product in humans, whether or not considered drug related, including the following:an adverse event occurring in the course of the use of a drug product in professional practice; an adverse event occurring from drug overdose whether accidental or intentional; an adverse event occurring from drug abuse; an adverse event occurring from drug withdrawal; and any failure of expected pharmacological action. The above definition of “Adverse Drug Experience” is defined by 21 C. F. R.  § 314. 80(a), and will be deemed to be changed to reflect any changes to that section of 21 C. F. R.  § 314. 80.

1.9           “Affiliate” shall mean a Person that controls, is controlled by or is under common control with a Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person, whether by the ownership of at least fifty percent (50%) of the voting interest of such Person (it being understood that the direct or indirect ownership of a lesser percentage of such interest shall not necessarily preclude the existence of control), or by contract or otherwise.

1.10           “AG Product” shall mean generically Labeled Adderall XR, commonly called an authorized generic product, approved for sale by the FDA pursuant to a labeling supplement to Shire’s NDA.

1.11           “Agreement” shall have the meaning assigned to such term in the introduction, as may be amended by a signed written instrument pursuant to Section 16. 4.

1.12           “Allocated Quota” shall have the meaning assigned to such term in Section 5. 3(b).

1.13           “Allocation Deadline” shall have the meaning assigned to such term in Section 5. 3(c).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.14           “Allocation Period” shall mean, except as modified herein pursuant to Section 5. 3(f), the [***] period immediately preceding the calendar month in which a DEA Quota Grant Letter is dated for which [***] at such date.

1.15           “Allocation Plan” shall have the meaning assigned to such term in Section 5. 3(c).

1.16           “ANDA” shall mean an Abbreviated New Drug Application to the FDA for approval to Manufacture and/or Market a pharmaceutical product in the Territory.

1.17           “Annual DEA Quota Grant” shall mean the initial DEA Quota Grant permitting the procurement of Compound beginning in a calendar year for the Manufacture of AG Product and Adderall XR.

1.18           “Applicable Law” shall mean the applicable Laws, rules, regulations, guidelines and requirements of any Governmental Authority related to the development, registration, Manufacture and Marketing of the Generic Product in the Territory or the performance of either Party’s obligations under this Agreement.

1.19           “Authorization and License” shall have the meaning assigned to such term in Section 2. 3.

1.20           “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by Law to close.

1.21           “Cancellation Period” shall have the meaning assigned to such term in Section 5. 13(d)(ii).

1.22           “cGMP” shall mean all applicable standards relating to manufacturing practices for fine chemicals, active pharmaceutical ingredients, intermediates, bulk products or finished pharmaceutical products, including the principles detailed in the U. S.  Current Good Manufacturing Practices, 21 C. F. R.  Parts 210 and 211.

1.23           “Claim” shall have the meaning assigned to such term in Section 12. 1(a).

1.24           “Commercially Reasonable Efforts” shall mean efforts and diligence in accordance with the subject Party’s reasonable and sound business, legal, medical and scientific judgment and in accordance with the efforts and resources such Party would use in other aspects of its business that have similar commercial value and market potential, taking into account the competitiveness of the marketplace, the business life-cycle, the proprietary position of the company and the profitability of the pertinent product.

1.25           “Compound” shall mean mixed amphetamine salts.

1.26           “Confidential Information” shall mean any scientific, technical, formulation, process, Manufacturing, clinical, non-clinical, regulatory, Marketing, financial or commercial information or data relating to the business, projects, employees or products of either Party and provided by one Party to the other by written, oral, electronic or other means in connection with this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.27           “Cost of Goods” shall mean the [***] to be paid by Impax to Shire for Packaged and Labeled AG Product. With respect to Impax Product, the Cost of Goods shall equal the [***].

1.28           [***]

1.29           “DEA” shall mean the United States Drug Enforcement Administration or any successor agency thereof.

1.30           “DEA Quota” shall mean an amount of Compound authorized by the DEA to be procured by Shire or Shire’s Manufacturer for the commercial Manufacture of Adderall XR and AG Product.

1.31           “DEA Quota Grant” shall mean the issuance by the DEA of DEA Quota to Shire or Shire’s Manufacturer.

1.32           “DEA Quota Grant Letter” shall mean the letter from DEA to Shire or Shire’s Manufacturer setting forth a DEA Quota Grant.

1.33           “Deficient Lot” shall have the meaning assigned to such term in Section 5. 2.

1.34           “Delivery Delay” shall have the meaning assigned to such term in Section 5. 3(f).

1.35           “Delivery Month” shall have the meaning assigned to such term in Section 5. 3(h).

1.36           “Delivery Schedule” shall have the meaning assigned to such term in Section 5. 3(e).

1.37           “Disputed Quota” shall have the meaning assigned to such term in Section 5. 3(c).

1.38           “Effective Date” shall have the meaning assigned to such term in the introduction.

1.39           “Exclusive” shall mean, when used in connection with a specific grant of rights, that the granting Party (i) shall retain for itself no ability to use such granted rights and (ii) shall have no ability to authorize its Affiliates or Third Parties (other than the grantee of such specific rights) to use such granted rights, in the Territory and in the granted field of use, for the term of the grant.

1.40           [***]

1.41           “FDA” shall mean the United States Food and Drug Administration or any successor agency thereof.

1.42           “Force Majeure” shall mean any circumstances reasonably beyond a Party’s control, including, without limitation, acts of God, civil disorders or commotions, acts of aggression, fire, explosions, floods, drought, war, sabotage, embargo, unexpected safety or efficacy results obtained with the Generic Product, utility failures, [***], [***], labor disturbances, a national health emergency, or appropriations of property.

1.43           “Forecast Period” shall have the meaning assigned to such term in Section 5. 10.

1.44           [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.45           “GAAP” shall mean generally-accepted accounting principles in effect in the United States from time to time, consistently applied.

1.46           “Generic Equivalent” shall mean a pharmaceutical product which is submitted to the FDA for Regulatory Approval pursuant to an ANDA (or equivalent regulatory mechanism) as a Therapeutic Equivalent to Adderall XR. Generic Equivalent shall also mean the AG Product.

1.47           “Generic Product” shall mean both Impax AG Product and Impax Product.

1.48           “Governmental Authority” shall mean any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (i) any government of any country, or (ii) a federal, state, province, county, city or other political subdivision thereof.

1.49           “Impax” shall have the meaning assigned to such term in the introduction.

1.50           “Impax AG Product” shall mean AG Product supplied to Impax pursuant to this Agreement.

1.51           “Impax ANDA” shall mean ANDA No.  76-852, and any amendment and supplement thereto.

1.52           “Impax Liability” shall have the meaning assigned to such term in Section 12. 2.

1.53           “Impax [***] Notice” shall have the meaning assigned to such term in Section 5. 13(c).

1.54           [***]

1.55           “Impax Party” shall have the meaning assigned to such term in Section 12. 1.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.56           “Impax Product” shall mean the Generic Equivalent that is the subject of the Impax ANDA.

1.57           [***]

1.58           “Impax Allocated Share” and “Impax’s Allocated Share” shall mean, including as may be modified pursuant to Sections 5. 3(c), 5. 3(f), or 5. 4(b), the product (in kilograms) obtained by [***] or [***], as applicable.

1.59           “Impax’s Launch Notice” shall have the meaning assigned to such term in Section 3. 7.

1.60           [***]

1.61           [***] shall have the meaning assigned to such term in Section 5. 13(d)(iv).

1.62           [***]

1.63           [***]

1.64           “JAMS Rules” shall have the meaning assigned to such term in Schedule 16. 13(d).

1.65           “January – December 2013 Delivery Schedule” shall have the meaning assigned to such term in Section 5. 3(g).

1.66           “January – December 2012 Period” shall have the meaning assigned to such term in Section 5. 3(f).

1.67           [***]

1.68           “Label” shall mean any Package (immediate container) labeling designed for use with a product, including the package insert for such product that is approved by the FDA, and “Labeled” or “Labeling” shall have the correlated meaning.

1.69           “Late-Supplied AG Product” shall have the meaning assigned to such term in Section 5. 13(c).

1.70           “Launch” shall mean the first commercial sale of a product to an unaffiliated Third Party.

1.71           “Law” or “Laws” shall mean all laws, statutes, rules, codes, regulations, orders, judgments and/or ordinances of any Governmental Authority.

1.72           “License Effective Date” shall mean October 1, 2009.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.73           “Losses” shall mean any liabilities, damages, costs or expenses, including reasonable attorneys’ fees and expert fees, incurred by any Party that arise from any Claim, lawsuit or other action by a Third Party.

1.74           [***]

1.75           “Manufacture” shall mean all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof including, but not limited to, manufacturing Compound or supplies for development, manufacturing, as the case may be, Impax Product, Impax AG Product, AG Product, and/or Adderall XR for commercial sale, Packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, ongoing stability tests and regulatory activities related to any of the foregoing, and “Manufactured” or “Manufacturing” shall have the correlated meaning.

1.76           “Manufacturing Costs” for each dosage strength of AG Product shall mean[***], accrued in accordance with GAAP. Manufacturing Costs for each dosage strength of Impax Product shall mean [***], accrued in accordance with GAAP.

1.77           “Manufacturing Failure or Delay” shall mean a failure or delay, [***] in (i) the Manufacturing of AG Product or Adderall XR, as applicable, or (ii) AG Product or Adderall XR, as applicable, meeting the specifications in Shire’s NDA or applicable cGMP standards, including any period of time when an investigation is being conducted into whether AG Product or Adderall XR, as applicable, meets the specifications in Shire’s NDA or applicable cGMP standards.

1.78           “Market” shall mean to distribute, promote, advertise, import, market and sell, and “Marketing” or “Marketed” shall have the correlated meaning.

1.79           “Modification” shall have the meaning assigned to such term in Schedule 5. 3(e).

1.80           “Modification Date” shall have the meaning assigned to such term in Schedule 5. 3(e).

1.81           “NDA” shall mean a New Drug Application filed with the FDA pursuant to and under 21 U. S. C.  § 355(b) of the Act, together with the FDA’s implementing rules and regulations.

1.82           “Net Profits” shall mean the difference between Net Sales for the applicable Generic Product and the Cost of Goods for such product.

1.83           “Net Sales” shall mean, with respect to all sales of Generic Product sold on or after April 1, 2011 and all related calculations, the gross invoice price of sales of Generic Product in the Territory by Impax and its Affiliates to unaffiliated Third Parties, less all applicable deductions permitted by GAAP including, without limitation (i) trade discounts, (ii) promotional allowances, (iii) cash discounts, (iv) customer refunds and credits, (v) returns, (vi) reprocurement charges, (vii) customer and government rebates (viii) chargebacks, (ix) retroactive price or shelf stock adjustments and price equalizations; (x) Impax's actual freight, storage, and insurance expense, (xi) administrative fees, (xii) fees for management and service of Third Party contracts including contract maintenance, chargeback processing, credit and collections and store level delivery, (xiii) marketing and administration fees to cover national inventory costs, contract handling, and chargeback maintenance costs, and (xiv) program fees for the administration of a private label generic program. [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.84           [***]

1.85           [***]

1.86           “New Delivery Date” shall have the meaning assigned to such term in Section 5. 13(d)(i).

1.87           “New Delivery Date Notice” shall have the meaning assigned to such term in Section 5. 13(d)(i).

1.88           [***]

1.89           “Non-binding Forecast” shall have the meaning assigned to such term in Section 5. 10.

1.90           “Non-Supplied AG Product” shall have the meaning assigned to such term in Section 5. 13(d).

1.91           [***] shall have the meaning assigned to such term in Section 5. 13(d)(ii).

1.92           “Original Effective Date” shall have the meaning assigned to such term in the whereas section.

1.93           “Original License and Distribution Agreement” shall have the meaning assigned to such term in the whereas section.

1.94           “Original Schedule” shall have the meaning assigned to such term in Schedule 5. 3(e).

1.95           “Package” shall mean all primary containers, including bottles, cartons, shipping cases or any other like matter used in packaging or accompanying a product, and “Packaged” or “Packaging” shall have the correlated meaning.

1.96           “Party” or “Parties” shall mean Shire and/or Impax, as applicable.

1.97           “Patent Litigation Settlement Agreement” shall have the meaning assigned to such term in the whereas section.

1.98           “Payment Amount” shall have the meaning assigned to such term in Section 9.9.

CONFIDENTIAL TREATMENT REQUESTED BY IMPAX LABORATORIES, INC.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.99           “Person” shall mean any individual, partnership, association, corporation, limited liability company, trust, or other legal Person or entity.

1.100           [***]

1.101           “QA Testing” shall have the meaning assigned to such term in Section 5. 3(h).

1.102           “Quality Agreement” shall have the meaning assigned to such term in Section 7. 7.

1.103           “Regulatory Approval” shall mean final Marketing approval by the FDA for the sale and Marketing of a pharmaceutical product in the Territory.

1.104           “Reporting Period” shall have the meaning set forth in Section 9. 3.

1.105           “Reserve Quota” shall have the meaning assigned to such term in Section 5. 3(b).

1.106           “Reserve Quota Event” shall have the meaning assigned to such term in Section 5. 3(b).

1.107           “Returns and Final Reconciliation Report” shall have the meaning assigned to such term in Section 9. 8.

1.108           [***]

1.109           “Shire” shall have the meaning assigned to such term in introduction.

1.110           “Shire Liability” shall have the meaning assigned to such term in Section 12. 1.

1.111           “Shire Party” shall have the meaning assigned to such term in Section 12. 2.

1.112           “Shire’s Manufacturer” shall mean a Third Party designated by Shire to conduct some or all of the Manufacturing of Adderall XR and AG Product.

1.113           “Shire’s NDA” shall mean Shire’s NDA No.  21-303, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Adderall XR which are necessary for FDA approval to Market Adderall XR in the Territory.

1.114           “Shortfall” shall have the meaning assigned to such term in Section 5. 3(d).

1.115           “SKU” shall measure stock keeping units, which is expressed herein in dosage amounts (in mgs. ).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

1.116           “SKU Mix” shall mean the distribution of Impax’s Allocated Share among the different dosage strengths of Impax AG Product.

1.117           [***]

1.118           “Subsequent Cancellation Period” shall have the meaning assigned to such term in Section 5. 13(d)(iii).

1.119           “Subsequent Delivery Date Notice” shall have the meaning assigned to such term in Section 5. 13(d)(iii).

1.120           “Supply Litigation Settlement Agreement” shall have the meaning assigned to such term in the whereas section.

1.121           “Supply Term” shall have the meaning assigned to such term in Section 15. 1.

1.122           “Term” shall have the meaning assigned to such term in Section 15. 1.

1.123           “Territory” shall mean the United States of America.

1.124           “Teva” shall mean Teva Pharmaceuticals USA, Inc.  and its Affiliates, successor to Barr Laboratories, Inc.  as a result of Teva’s acquisition of Barr Laboratories, Inc.  in 2008.

1.125           [***]

1.126           “Therapeutic Equivalent” shall have the meaning given to it by the FDA in the current edition of the “Approved Drug Products with Therapeutic Equivalence Evaluations” (the “Orange Book”) as may be amended from time to time during the Term.

1.127           “Third Party” or “Third Parties” shall mean any Person or entity other than a Party or its Affiliates.

1.128           “Undelivered Product” shall have the meaning assigned to such term in Section 5. 4(c).

1.129           “Valid Claim” shall mean an issued and unexpired patent claim which has not been held to be invalid or unenforceable by a court of competent jurisdiction in a final unappealable decision.

2.           Authorization and License

2.1           Subject to the terms, conditions and limitations hereof, including the conditions set forth in Section 3 [***], Shire hereby grants to Impax a limited license, under the Adderall XR Intellectual Property and under any and all statutory and regulatory exclusivities to Manufacture, have Manufactured and Market Impax Product in the Territory on and after the License Effective Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

2.2           Subject to the terms, conditions and limitations hereof, including the conditions set forth in Section 3, Shire hereby authorizes Impax to Market Impax AG Product in the Territory from and after the License Effective Date. In connection with and solely for purposes of such authorization, Shire hereby grants to Impax a limited license under the Adderall XR Intellectual Property and under any and all statutory and regulatory exclusivities to Market such Impax AG Product in the Territory from and after the License Effective Date.

2.3           The authorizations and licenses granted by this Section 2. 1 and 2. 2 are referred to herein as the “Authorization and License. ”Except to the extent of the assignment permitted pursuant to Section 16. 3, or pursuant to any extension of licenses under Section 3. 8, Impax shall not have the right to sublicense or assign any of its rights under the Authorization and License.

3.           Conditions

3.1           Impax shall not Market or authorize or knowingly facilitate the Marketing of Impax AG Product outside the Territory and agrees to take all appropriate and legal steps as may be required to ensure that its Affiliates or customers do not sell or distribute Impax AG Product outside the Territory including, without limitation, by limiting or terminating the supply of Impax AG Product to customers which, to Impax’s knowledge, are distributing or selling Impax AG Product outside the Territory.

3.2           Subject to the provisions of Sections 3. 3 and 3. 4 below, the Authorization and License shall be on an Exclusive basis.

3.3           Shire reserves the right to license and authorize Barr Laboratories, Inc.  to Manufacture, have Manufactured and Market a Generic Equivalent in the Territory and supply AG Product to Teva (originally Barr Laboratories, Inc.) in full and complete settlement of the original litigation between Shire and Barr Laboratories, Inc.  involving the Adderall XR Intellectual Property.

3.4           Shire reserves the right to grant licenses under the Adderall XR Intellectual Property and any and all statutory and regulatory exclusivities to any Third Party to Manufacture, have Manufactured and Market a Generic Equivalent, but only under its applicable ANDA, in settlement of any then-pending or then-threatened litigation involving the Adderall XR Intellectual Property; provided, however, that such licenses shall be on terms no more favorable to such Third Party than those set forth in this Agreement.

3.5           Except to the extent permitted under the Authorization and License, neither Impax nor any of its Affiliates shall under any circumstances: (a) Market any Generic Equivalent that infringes or misappropriates the Adderall XR Intellectual Property or (b) aid, abet, enable or contract with any Third Party regarding the Marketing of any Generic Equivalent that infringes or misappropriates the Adderall XR Intellectual Property.

3.6           Nothing set forth herein shall be deemed to prevent or restrict Impax or its Affiliates from Marketing any product which would not infringe or misappropriate the Adderall XR Intellectual Property. In addition, nothing shall prohibit Impax from entering into any agreement with a Third Party related to any Generic Equivalent that does not infringe or misappropriate the Adderall XR Intellectual Property; provided, however, that if Impax so enters into any such agreement (except an agreement that is reasonably required for Impax to Market the Generic Product and is approved by Shire pursuant to Section 8. 1), Impax shall promptly notify Shire, and Shire shall be free to terminate the Authorization and License and any supply obligations to Impax immediately upon notice to Impax.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

3.7           Impax’s Right to Launch Impax Product. During the Supply Term, Impax agrees and covenants not to Manufacture, have Manufactured or Market any Impax Product in the Territory, or otherwise license, authorize or allow a Third Party to Manufacture, have Manufactured or Market any Generic Equivalent in the Territory under the Impax ANDA; provided, however, notwithstanding anything to the contrary, Impax has the right to develop Impax Product; Manufacture development, validation or commercial batches of Impax Product; seek and obtain approval of the Impax ANDA; and engage in any supporting activities relating thereto, and such activities will not affect Shire’s obligation to supply Impax AG Product to Impax under the terms and conditions of this Agreement. During the Supply Term, upon Launch of the Impax Product, Impax shall give Shire written notice of the Launch within [***] thereafter (“Impax’s Launch Notice”). Upon Impax Launch of an Impax Product, all outstanding allocations and purchase orders for Impax AG Product shall be automatically cancelled and Shire shall have no further obligation to supply Impax AG Product to Impax other than AG Product that would have been otherwise delivered to Impax prior to the Impax Product Launch, but which AG Product has not been delivered including, without limitation, Undelivered Product; provided, further that with respect to any finished Impax AG Product including Impax AG Product that has been encapsulated, that Shire has not supplied to Impax prior to receipt of Impax’s Launch Notice, Impax shall accept supply of all such Impax AG Product under the terms of this Agreement. For clarity, notwithstanding any other provision of this Agreement, an Impax Product Launch shall not release Shire from its obligation to [***] to Impax under Section 5. 13(c) or 5. 13(d) for Late-Supplied AG Product or Non-Supplied AG Product, or to deliver to Impax Late-Supplied AG Product, Non-Supplied AG Product, or Undelivered Product as required thereunder.

3.8           Impax’s Right to [***] The license granted to Impax under the Adderall XR Intellectual Property includes [***].

4.           Authorized Generic

The Parties hereby confirm that Impax elected, under the Original License and Distribution Agreement, by providing written notice to Shire, to have Shire supply Impax AG Product to Impax for sale in the Territory from and after the License Effective Date.

5.           Supply; Delivery Schedule; SKU Mix; and [***] for Delay and Nondelivery

5.1           All AG Product supplied will be released for sale under a generic Label in Packaged form which complies with Shire’s NDA. Subject to compliance with Shire’s NDA, Impax will provide Shire with appropriate and customary generic Package and Label design which will be utilized by Shire in Manufacturing AG Product. Any costs incurred by Shire in utilizing such Packaging or Labeling, or in performing other Manufacturing specifications (such as tablet imprints) requested by Impax and to which Shire agrees (such agreement not to be unreasonably withheld, delayed or conditioned), including related capital expenditures, shall be included in Manufacturing Costs.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

5.2           Shire’s Supply Obligations. Subject to the terms, conditions and limitations of this Agreement, Shire agrees to supply AG Product to Impax for Marketing pursuant to Section 4 and in accordance with the terms of this Agreement. Consistent with the Delivery Schedule, (i) Impax shall submit purchase orders for each Delivery Month specifying the amount of Impax AG Product by SKU Mix and in full lot increments of [***] bottles, and (ii) Shire shall deliver Impax AG Product. The Parties agree that the amount of [***] bottles represents an approximation of the average size of a lot of Impax AG Product that will be Manufactured to satisfy each SKU lot ordered by Impax and that Shire shall deliver, and Impax will accept, the actual number of bottles for such SKU lot that is Manufactured to fill Impax’s ordered SKU lot, whether greater or less than [***] bottles. Shire’s delivery of such actual Manufactured bottles shall be in full satisfaction of Impax’s order for a SKU lot provided that the actual number of bottles for such SKU lot delivered to Impax is at least [***] bottles. In the event a SKU lot delivered to Impax is less than [***] bottles (a “Deficient Lot”), Shire shall Manufacture and deliver to Impax the difference between [***] bottles and the amount actually delivered to Impax from such Deficient Lot as promptly as practicable. With respect to all DEA Quota Grants issued prior to the Effective Date, Shire’s obligation to supply Impax AG Product under this Agreement shall be limited to the delivery of Impax AG Product as set forth in the Delivery Schedule in Section 5. 3(g) below and in accordance with all the terms and conditions of this Agreement.

5.3           Allocation of DEA Quota Grants to Impax. With respect to all DEA Quota Grants issued after the Effective Date, the amount and timing of Impax’s ordering and Shire’s delivery of Impax AG Product to Impax will be determined in accordance with the procedures set forth in this Section 5. 3. Except as required to meet its supply obligations to Impax under this Agreement, nothing in this Agreement shall be interpreted or construed as in anyway limiting Shire’s right or ability to allocate any DEA Quota Grant for use in the Manufacture of Adderall XR or AG Product. The Parties agree that the provisions of this Agreement are intended to set forth, among other things, the terms and conditions for Impax’s ordering of Impax AG Product, and the supply and delivery of Impax AG Product by Shire to Impax; certain rights and obligations of Impax relating to Impax AG Product; and Shire’s supply obligations for Impax AG Product.

(a)           Notification to Impax of DEA Quota Grants. Shire will notify Impax of receipt of each DEA Quota Grant and provide Impax with a copy of the DEA Quota Grant Letter as soon as possible, but in any event no later than [***] after Shire receives such DEA Quota Grant Letter. To the extent a DEA Quota Grant Letter contains information not related to Adderall XR or any AG Product (for example, relating to another Shire product), such information will be redacted before transmission to Impax.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(b)           Allocation to Impax of DEA Quota Grants.  In determining the total amount of any DEA Quota that will be subject to the allocation methodology set forth herein (the “Allocated Quota”), the following amounts will be excluded: (i) [***] percent ([***]%)] of the DEA Quota shall be designated for use in [***]; and (ii) [***] percent ([***]%)] of such grant shall be designated as reserve quota (the “Reserve Quota”) to be used for Manufacturing replacement product for any of Impax, Shire and/or Teva due to product loss caused by [***] (each one, a “Reserve Quota Event”). To the extent any or all of the Adderall XR Manufactured [***] is not [***], Shire shall be free to use such Adderall XR at its discretion.  To the extent that the Reserve Quota is not used to replace AG Product for Teva and/or Impax or Adderall XR for Shire that was not delivered due to a Reserve Quota Event that occurs prior to the next DEA Quota Grant, such unused Reserve Quota will be added to the quota available for allocation with the next succeeding DEA Quota allocation that occurs and Impax’s share of such unused Reserve Quota shall be allocated in accordance with the Allocation Plan applicable to such next succeeding DEA Quota allocation set forth in Section 5. 3(c).  However, with respect to unused Reserve Quota remaining from the last DEA Quota Grant granted on or prior to [***], based on a SKU Mix provided by Impax, Shire shall deliver to Impax its share of such unused Reserve Quota which will be based on [***]. Shire shall deliver to Impax such unused Reserve Quota remaining from [***] within [***] which utilizes any of the DEA Quota Grant immediately following [***]. With respect to any Reserve Quota Event, Shire shall provide Impax with the information and documentation in its possession reasonably needed to confirm the cause of the relevant Reserve Quota Event. In addition, within thirty (30) days of each DEA Quota Grant, Shire shall provide to Impax an accounting of Reserve Quota reserved from the preceding DEA Quota Grant including documentation detailing, by Reserve Quota Event, use of any quantities of the Reserve Quota for Reserve Quota Events and the amount of Reserve Quota remaining for allocation.

(c)           Allocation Plan.  Within [***] after the date Shire receives a DEA Quota Grant Letter, Shire will prepare and deliver to Impax, for its review, a proposed “Allocation Plan” that calculates [***] and Impax’s Allocated Share [***] for the Allocation Period. At the time of delivery of the proposed Allocation Plan, Shire will also provide Impax with justification documents in support of its calculation of [***], [***], and Impax’s Allocated Share, which documents shall include copies of all data and information used in the calculations, as well as a detailed description of the related calculations. Within [***] of receipt of Shire’s proposed Allocation Plan and justification documents, Impax will either agree to the proposed Allocation Plan, or provide to Shire any proposed adjustments to the Allocation Plan based upon what Impax believes are errors or miscalculations of [***], [***] and/or Impax’s Allocated Share. At the time of delivery of the proposed adjustments, Impax will also provide Shire with justification documents in support of its belief that there were such errors or miscalculations, which documents shall include copies of all data and information used to confirm the errors or miscalculations, as well as a detailed description of the related calculations. The Parties shall use their best efforts to agree upon a final Allocation Plan not less than [***] thereafter (the “Allocation Deadline”). In the event the Parties do not agree on Impax’s Allocated Share by the Allocation Deadline, the dispute resolution procedure set forth in Section 16. 13(d) hereof shall be immediately implemented in order to definitively resolve all disputes related to the calculation of Impax’s Allocated Share. In addition, Shire shall: (i) place an amount of kilograms equal to the difference between Shire’s proposed Impax’s Allocated Share and Impax’s proposed Impax’s Allocated Share (the “Disputed Quota”) into reserve pending resolution of the dispute in accordance with the terms herein; and (ii) make and deliver Impax AG Product not in dispute in accordance with the Delivery Schedule contemplated in Section 5. 3(e). To the extent the dispute is resolved in Impax’s favor, the Allocation Plan shall immediately be recalculated to include the relevant amount of Disputed Quota, and Impax’s Allocated Share and [***] shall be increased accordingly [***]. With respect to the delivery of Impax AG Product representing any Disputed Quota allocated to Impax following resolution of the relevant dispute, Shire will use its best efforts to deliver such batches to Impax as soon as practicable.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(d)           SKU Mix. Within [***] of the earlier of: (i) the Allocation Deadline, or (ii) the Parties’ agreement on an Allocation Plan, Impax will provide to Shire its SKU Mix and Impax’s preferred delivery sequence for the SKU Mix; provided, however, that the SKU Mix shall not exceed the total kilograms of Impax’s Allocated Share. To the extent that the total kilograms of DEA Quota used in Impax’s SKU Mix is less than Impax’s Allocated Share, then Shire shall place the balance of Impax’s Allocated Share (the “Shortfall”) into reserve and Impax shall have the right to have the Shortfall added to Impax’s Allocated Share as part of the next DEA Quota allocation or to any Disputed Quota that is ultimately allocated to Impax in accordance with Section 5. 3(c). If there is a dispute as to Impax’s Allocated Share, the SKU Mix submitted by Impax shall not include the Disputed Quota. If any Disputed Quota is ultimately allocated to Impax, then within [***] after such allocation, Impax shall provide the SKU Mix and Impax’s preferred delivery sequence for the SKU Mix and Shire shall reserve, without limitation, any Shortfall from the Disputed Quota for future use by Impax. After the resolution of outstanding disputes related to the Disputed Quota, the aggregate reserve amount of Shortfall shall neither exceed [***] nor be less than [***]. To the extent the aggregate reserve amount of Shortfall is greater than [***], Shire shall be free to allocate the excess above [***] at its sole discretion. In the event the Shortfall is less than [***], Shire shall be free to allocate such amount at its sole discretion.

(e)           Delivery Schedule. Within [***] of receiving any SKU Mix and preferred delivery sequence from Impax, Shire will provide to Impax an estimated monthly delivery schedule, based on the form of the delivery schedule set out in Section 5. 3(g), setting out the number of lots by month, and specifying SKU, of Impax AG Product Shire expects to deliver to Impax, consistent with the Allocation Plan and the SKU Mix and which takes into account all of the requirements set forth in this Subsection (e) (“Delivery Schedule”). In preparing the Delivery Schedule, Shire shall take into account [***], and Manufacturing-related issues. The Delivery Schedule shall provide that:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(i)           for any Annual DEA Quota Grant, Impax will receive at a minimum: (a) within [***] which utilizes any such DEA Quota Grant, [***] percent ([***]%)] of Impax’s Allocated Share of such DEA Quota Grant and, (b) in each Delivery Month thereafter, Impax AG Product constituting [***] percent ([***]%)] of Impax’s Allocated Share of such DEA Quota Grant until all of Impax’s Allocated Share is delivered; and

(ii)           for any supplemental DEA Quota Grant, Impax will receive at a minimum: (y) within [***] which utilizes any such DEA Quota Grant, [***] percent ([***]%)] of Impax’s Allocated Share of such DEA Quota Grant, and (z) in each Delivery Month [***] percent ([***]%)] of Impax’s Allocated Share of such DEA Quota Grant.

Shire shall use its best efforts to schedule the Manufacturing of Adderall XR and AG Product in order to ensure that [***]. Within [***] of receiving Shire’s proposed Delivery Schedule, Impax may propose modifications to Shire’s proposed Delivery Schedule, including the SKU Mix for a Delivery Month, and Shire will use its best efforts to accommodate Impax’s requests, and within [***] deliver to Impax an updated Delivery Schedule reflecting the same. With respect to any Disputed Quota, the Parties shall also update the Delivery Schedule to reflect the resolution of the dispute and such AG Product shall be delivered as soon as practicable in accordance with the last sentence of Subsection (c) above. The Delivery Schedule may only be modified as follows: (i) to add to the Delivery Schedule for Disputed Quota allocated to Impax; (ii) to revise the Delivery Schedule as required in Section 5. 3(i) due to delays; and (iii) by the Parties as part of a Delivery Schedule Modification in the form annexed as Schedule 5. 3(e) hereto, executed on behalf of Impax by one of its Senior Vice Presidents (or a more senior Impax officer) and Shire.

(f)           Additional Considerations for Allocation to Impax of DEA Quota Grants. If either Party has verifiable evidence that, [***], such Party may provide evidence to the other Party of the same, and upon the other Party’s consent, not to be unreasonably withheld, [***]. In the event that in any Allocation Period, [***] as permitted in this Section [***], such that [***] remain a part of the calculation of [***], then the [***] shall be replaced with [***]. With respect to [***] applicable to the period beginning on January 1, 2012 and ending on December 31, 2012 (the “January-December 2012 Period”)], each Party acknowledges and agrees that [***] for the January-December 2012 Period has been calculated utilizing an acceptable method, and accurately reflects [***] for the January-December 2012 Period. Further, if at any time, whether due to [***], Impax AG Product not delivered to Impax according to the Delivery Schedule is: (i) more than [***], or (ii) more than [***] in any [***] period (either being a “Delivery Delay”), at Impax’s sole option [***] shall for the next Allocation Period, subject to the following sentence, be deemed to be the greater of: [***] or [***]; provided, however, the foregoing option shall not be available to Impax if Shire can reasonably demonstrate that the difference between [***] and [***] resulted solely from factors other than a Delivery Delay (e. g. , [***]).  In the event of a Shire failure to supply resulting from [***], and such Shire failure to supply [***] due to such [***], then [***] for the next Allocation Period shall be that of the [***] beginning immediately prior to the month of the first delayed or missed product delivery resulting from such [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(g)           Supply of Impax AG Product January-December 2013. The Delivery Schedule with respect to any DEA Quota Grant issued prior to the Effective Date (the “January-December 2013 Delivery Schedule”) shall be as follows:

SKU	Jan 2013 (lots)	Feb 2013 (lots)	March 2013 (lots)	April 2013 (lots)	May 2013 (lots)	June 2013 (lots)	July 2013 (lots)	Aug 2013 (lots)	Sept 2013 (lots)	Oct 2013 (lots)	Nov 2013 (lots)	Dec 2013 (lots)	Total Lots
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Total lots per month	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

The Parties acknowledge and agree that as of the Effective Date: (i) Shire has supplied the Impax AG Product ordered by Impax for delivery before the Effective Date; and (ii) all purchase orders and forecasts issued by Impax before the Effective Date are cancelled.

(h)           Manufacture and Delivery of Impax AG Product. The Parties agree and acknowledge that all or some of the Manufacturing of Impax AG Product may be conducted by Shire’s Manufacturer, including [***], provided that Impax AG Product [***]. Should Shire desire to [***] then Shire shall give Impax not less than [***]’ prior written notice of the same, along with a complete explanation as to the [***]. [***]. In addition, Shire shall [***] of AG Product to Impax in accordance with the Delivery Schedule. Impax AG Product shall only be delivered to Impax following Shire’s completion of the testing and inspections of the applicable Product as set forth in Section 6. 4 (the “QA Testing”). Subject to any extensions for the [***] QA Period, the delivery due date for each month of the Delivery Schedule (a “Delivery Month”) shall be the last Business Day of the month, provided that Shire shall make Impax AG Product available for pickup by Impax earlier in a Delivery Month when Impax AG Product has completed QA Testing. If Impax AG Product is received by Shire from Shire’s Manufacturer in the last several days of a Delivery Month, it will be supplied to Impax within [***] after receipt thereafter in order to allow for Shire to complete QA Testing (the “[***] QA Period”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(i)           Delays in Delivery. In the event that any Impax delivery will be delayed, in whole or in part, including without limitation, due to [***], Shire will notify Impax of such late delivery as soon as possible and promptly thereafter agree with Impax, such agreement not to be unreasonably withheld, on a later date for delivery that is intended to accommodate the delay, taking into consideration [***]. Except as provided in Section 5. 13(d), in no event shall a delay in delivery alter Shire’s obligation to supply Impax’s Allocated Share according to the Delivery Schedule. If a delay in delivery is unique to batches for Impax, Shire will use its best efforts including, without limitation, utilizing available Reserve Quota, to deliver such batches to Impax as soon as practicable but not later than within [***] after the delivery date set forth in the Delivery Schedule. If a delay in delivery is caused by [***], then Shire will, in consultation with Impax, set a later date for delivery intended to deliver Impax AG Product to Impax as close to the Delivery Schedule as possible, [***], as the case may be. In connection with any [***] related to Impax AG Product in addition to notices required by Section 16. 1 hereof, Shire shall provide Impax with the information in its possession reasonably needed to confirm [***].

5.4           Allocation of DEA Quota to Impax in 2014

(a)           [***]. Shire shall allocate Impax AG Product in an amount not less than Impax’s Allocated Share and provide a Delivery Schedule for Impax AG Product with respect to: (i) any quota granted by DEA pursuant to [***]; and (ii) any supplemental quota granted by DEA [***].

(b)           With respect to the Allocation Plan for the Annual DEA Quota Grant for 2014, Impax shall be allocated Impax’s Allocated Share, [***]; provided, however, that Impax will never receive less than the [***] Impax Allocated Share for such DEA Quota Grant. [***]. For all DEA Quota Grants received [***] but after [***], [***] shall be utilized to determine Impax’s Allocated Share. [***].

(c)           Except for DEA Quota allocated to Impax during the Supply Term, including without limitation any replacement for such DEA Quota, the Parties agree that Shire shall have no obligation to allocate to Impax any Impax AG Product from any DEA Quota Grant that is granted after [***].  Notwithstanding anything to the contrary in this Agreement, Shire is obligated to deliver to Impax all Impax AG Product to be Manufactured from Impax’s Allocated Share which Impax was entitled to receive under this Agreement, but which was undelivered as of the end of the Supply Term including, without limitation, AG Product owed from a Deficient Lot, AG Product to be reallocated to Impax pursuant to Section 5. 3(b), Disputed Quota allocated to Impax pursuant to Section 5. 3(c), Shortfall, delayed Impax AG Product, and all undelivered replacement product (“Undelivered Product”). It is understood that the Delivery Schedule may extend beyond expiration of the Supply Term and all Undelivered Product shall be delivered to Impax in accordance with the Delivery Schedule. Impax has the right to Market its inventory after the Supply Term until the inventory is depleted.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(d)           Notwithstanding anything to the contrary in this Agreement, [***]; provided, however, that Shire may request a [***] to replace any Adderall XR or AG Product subject to a recall, market withdrawal or seizure. In the event of any discussion or correspondence with DEA concerning a [***], or if any DEA Quota Grant actually grants a [***], Shire shall notify Impax within five (5) days of such discussion, correspondence or grant in writing with full details including, without limitation, an explanation of any basis for such a [***] or discussion thereof, of which Shire has knowledge. Shire shall be solely responsible for compliance with any [***] and Impax shall have no liability therefor, provided that such [***], further provided, however, that if there is a [***].

5.5           Payment for Impax AG Product. Shire shall invoice Impax at the time of each shipment of AG Product at the [***] for such shipment. Impax shall pay each such invoice within thirty (30) days of receipt.

5.6           Deliveries. All deliveries to Impax of Impax AG Product shall be [***] facility to a carrier designated by [***]. The terms and conditions of this Agreement shall be controlling over any conflicting terms and conditions stated in Impax’s purchase order or Shire’s invoice or confirmation. Any other document which shall conflict with or be in addition to the terms and conditions of this Agreement is hereby rejected (unless the Parties shall have mutually agreed to the contrary in writing in respect of a particular instance).

5.7           Records. During the Term, and for a period of three (3) years thereafter, Shire shall, and shall ensure that its Affiliates shall, keep at either its normal place of business, or at an off-site storage facility, detailed, accurate and up to date:

(a)           records and books of account sufficient to confirm the calculation of the Cost of Goods; and

(b)           information and data contained in any invoices provided to Impax in connection with this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

5.8           Impax Audit of Shire. On no less than five (5) Business Days’ notice from Impax, Shire shall make all (i) records, books of account, information and data concerning the Manufacturing Costs of Impax AG Product and (ii) documentation to verify first receipt by Shire of Adderall XR and AG Product from Shire’s manufacturer from each Quota Grant (with any other product information redacted), available for inspection during normal business hours by Impax or its nominee for the purpose of general review or audit, provided that Impax may not request such inspection more than twice in any calendar year. In the event Impax’s auditors believe there is a discrepancy in the calculation of Manufacturing Costs or the dates of first receipt, Impax’s auditors shall be entitled to take copies or extracts from such records, books of account, information and data (but only to the extent related to the calculation of Manufacturing Costs or to verify dates of receipt) during any review or audit provided the auditor signs a confidentiality agreement with Shire providing that such records, books of account, information and data shall be treated as Confidential Information which may only be disclosed to Impax, its auditors, its legal and other advisors, and as otherwise required by Applicable Laws. If Impax’s external auditor’s results shows an overpayment by Impax, Shire shall pay the amount of such overpayment, plus simple, non-compounded interest at an annual rate of [***] percent ([***]%)] beginning on the date such overpayment occurred. If Impax’s external auditor’s results shows an underpayment to Shire, Impax shall pay the amount of such underpayment to Shire. Any underpayment or overpayment of amounts due hereunder due to a discrepancy in the calculation of Manufacturing Costs shall be paid or refunded by the applicable Party within thirty (30) days of the earlier of: (i) the Parties’ agreement in writing as to the appropriate overpayment or underpayment; or (ii) the resolution of any disputes related thereto if a dispute is referred for resolution pursuant to Section 16. 13(d). For clarity, all disputes related to Impax’s, or Shire’s or their auditor’s conclusions, shall be resolved by the dispute resolution process in Schedule 16. 13(d).

5.9           Audit Costs. Impax shall be solely responsible for its costs in making any such review and audit, unless Impax identifies a discrepancy in Manufacturing Cost paid to Shire hereunder of five percent (5%) or greater in which event Shire shall be solely responsible for the cost of such review and audit and refund Impax any overpayment. All information disclosed by Shire or its Affiliates pursuant to this Section 5. 9 shall be deemed Confidential Information.

5.10           Rolling Twelve (12) Month Non-Binding Forecasts. Within fourteen (14) Business Days of the Effective Date and on or before the fifth (5th) Business Day of every calendar quarter thereafter, Impax will deliver a non-binding forecast (“Non-binding Forecast”) to Shire, for planning purposes only, of the quantities of Impax AG Product, by SKU, which Impax anticipates it will require for Marketing during the twelve (12) month period (“Forecast Period”) beginning three (3) months following the date of such Non-binding Forecast and will include delivery quantities for each month of the Forecast Period.

5.11           No Other Agreements; [***]. Other than Teva, Shire shall not grant to any Third Party the right to take delivery of or sell AG Product prior to the end of the Supply Term. In addition, Shire agrees to give Impax not less than five (5) Business Days’ written notice of [***].

5.12           Communication. Personnel from Shire and Impax with the requisite decision-making authority will conduct conference calls every two (2) weeks to discuss all issues related to the supply of Impax AG Product to Impax including, all information relating to Shire’s DEA Quota Grant requests and DEA Quota Grants, Impax’s Allocated Share, [***], Allocation Plans for Impax AG Product, SKU Mix, Delivery Schedules, Purchase Orders, Non-binding Forecasts, increased Impax business, timing and quantity estimates for delivery of Impax AG Product, relevant quality assurance issues and relevant batch issues for Impax AG Product. To facilitate increased communication, [***] and [***] will make themselves available to participate on such calls (or in person) for at least the first two (2) months following the Effective Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

5.13           [***] for Late Deliveries and Non-Delivery. Notwithstanding anything to the contrary in this Agreement, if Shire fails to provide supply of Impax AG Product in accordance with the terms of this Agreement, then the following shall apply.

(a)           If the Impax AG Product is delivered within [***] days of the delivery date set forth in the Delivery Schedule for such AG Product (including only modifications expressly permitted under Section 5. 3(e)), Impax shall have [***] due to the delay in delivery. In the event Shire believes that it will be unable to deliver a particular SKU lot within [***] days of the delivery date set forth in the Delivery Schedule for such SKU lot, Shire shall provide Impax prompt written notice of the same and may offer Impax timely delivery of a different SKU lot in lieu thereof. If Impax notifies Shire within [***] Business Days thereafter that Impax will accept the delivery of the different SKU lot offered by Shire, then (i) the Delivery Schedule will be deemed amended to include, as a replacement for the original SKU lot, the different SKU lot (with the same delivery date as the original) and (ii) Shire shall deliver such different SKU lot on or prior to such delivery date.

(b)           Provided that replacement or delayed Impax AG Product is provided to Impax as contemplated herein (including, without limitation, in accordance with Sections 5. 3(b) and 5. 3(i)) such that Impax receives Impax AG Product representing all of Impax’s Allocated Share, Impax will [***] due to any delay in supplying Impax AG Product later than [***] days from the delivery date set forth in the Delivery Schedule if the delay is caused by [***]. For any delay in delivery caused by [***], Impax’s sole remedy for such delay will be [***].

(c)           If Shire supplies Impax AG Product not covered by an event described in Section 5. 13(b) above, later than [***] days but before [***] days after the delivery date set forth in the Delivery Schedule (“Late-Supplied AG Product”), Impax’s sole and exclusive remedy for such delay will be [***]. The Parties shall fully cooperate in the prompt calculation [***] under this Section, which calculation shall be completed not later than thirty (30) days after Impax has determined [***]. In connection with such calculation, Impax shall provide Shire with written notice of Impax’s calculation (the “Impax [***] Notice”), along with all the information, documentation, and calculations reasonably needed for Shire to confirm Impax’s calculation.

(d)           If Shire has failed to supply Impax AG Product not covered by an event described in Section 5. 13(b) above, within [***] days of the delivery date set forth in the Delivery Schedule (“Non-Supplied AG Product”):

(i)           Shire shall deliver to Impax written notice (the “New Delivery Date Notice”) of a new firm delivery date (the “New Delivery Date”) for the Non-Supplied AG Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(ii)           Beginning on the date the Impax AG Product becomes Non-Supplied AG Product and ending [***] days after Impax’s receipt of the New Delivery Date Notice from Shire (the “Cancellation Period”), Impax will have the option to cancel its order for the Non-Supplied AG Product, in whole or in part, but only in whole lot increments, and, subject to [***] adjustments set forth in Section 5. 3(f), Impax’s sole and exclusive remedy for such amount of cancelled Non-Supplied AG Product will be [***]. In the event Impax cancels its order for the Non-Supplied AG Product, the amount of DEA Quota that Shire or Shire’s Manufacturer would have used to produce the Non-Supplied AG Product shall revert to Shire for its use at its sole discretion. With respect to any amount of Non-Supplied AG Product not cancelled by Impax by the end of the Cancellation Period, Shire shall deliver all such uncancelled Non-Supplied AG Product on or before the New Delivery Date set forth in the New Delivery Date Notice. Subject to [***] adjustments set forth in Section 5. 3(f), Impax’s sole and exclusive remedy for the amount of Non-Supplied AG Product that is not cancelled by Impax as permitted hereunder and is delivered by the New Delivery Date will be [***]. For clarity, in connection with such calculation, [***] will be calculated based on the delivery date as originally set forth in the Delivery Schedule, and not based on any New Delivery Date.

(iii)           If Shire does not deliver to Impax all of the uncancelled Non-Supplied AG Product subject to a New Delivery Date Notice on or before the New Delivery Date, with respect such Non-Supplied AG Product, Shire shall deliver to Impax another New Delivery Date Notice (a “Subsequent Delivery Date Notice”) and, beginning on the first day after the New Delivery Date and ending [***] days after Impax’s receipt of such Subsequent Delivery Date Notice (a “Subsequent Cancellation Period”), Impax will have the option to cancel its order for the Non-Supplied AG Product, in whole or in part, but only in whole lot increments, and, subject to [***] adjustments set forth in Section 5. 3(f), Impax’s sole and exclusive remedy for such amount of cancelled Non-Supplied AG Product will be [***]. With respect to the amount of Non-Supplied AG Product not cancelled by Impax by the end of the Subsequent Cancellation Period, Shire shall deliver all such uncancelled Non-Supplied AG Product on or before the New Delivery Date set forth in the Subsequent Delivery Date Notice. Subject to [***] adjustments set forth in Section 5. 3(f), Impax’s sole and exclusive remedy for the amount of Non-Supplied AG Product that is not cancelled by Impax as permitted hereunder and is delivered by the New Delivery Date set forth in the Subsequent Delivery Date Notice will be [***]. For clarity, in connection with such calculation, [***] will be calculated based on the delivery date as originally set forth in the Delivery Schedule, and not based on any New Delivery Date. The foregoing process shall be repeated until all remaining Non-Supplied AG Product is either (i) cancelled by Impax and Shire [***] for such cancelled Non-Supplied AG Product or (ii) delivered to Impax by Shire by or before the then-applicable New Delivery Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(iv)           The Parties shall fully cooperate in the prompt calculation of [***] which calculation shall be completed no later than thirty (30) days after Impax’s delivery of notice of cancellation of any Non-Supplied AG Product. In connection with such calculation, Impax shall provide Shire with written notice of Impax’s [***] along with all the information, documentation, and calculations reasonably needed for Shire to confirm Impax’s calculation.

(e)           If Shire believes there is an error or miscalculation in Impax’s calculation under Sections 5. 13(c) or (d), then (i) Shire shall provide Impax with an explanation of the reasons why it believes there has been an error or miscalculation and Shire shall pay all undisputed amounts within ten (10) days of receipt of the Impax [***] Notice or the [***] (as applicable) and (ii) Impax shall provide Shire any additional documents that it believes may assist in understanding the calculations in dispute. With respect to any disputed amounts, upon request from Shire, Impax shall permit reasonable access to its records in order for Shire to verify Impax’s relevant calculations. In addition, the Parties shall have the right to seek a resolution pursuant to the dispute resolution procedure required by Section 16. 13(d). Disputed amounts shall be paid within ten (10) Business Days of agreement between the Parties or resolution of dispute resolution. If any dispute is resolved in favor of Impax, interest [***] at the rate set forth in Section 5. 13(h).

(f)           In the event that Shire has failed to supply Impax AG Product to Impax as contemplated by Section 5. 13(d), [***].

(g)           During any period when any Impax AG Product has not been delivered by its delivery date set forth in the Delivery Schedule, all incoming Impax AG Product shall be credited as follows: (i) first, against any deliveries of Impax AG Product scheduled for the Delivery Month in which the delayed Impax AG Product is delivered, and (ii) second, against delayed Impax AG Product originally scheduled for delivery in each prior Delivery Month, beginning with the most recent Delivery Month preceding the Delivery Month referred to in clause (i) of this subsection and continuing to the next most recent Delivery Month until all Impax AG Product deliveries are up to date. Except as provided for in Section 5. 13(f), nothing in this Agreement shall be interpreted or construed to allow or permit a Party to delay, withhold, deduct, or cancel any amounts due and payable to the Party under this Agreement, including, without limitation, royalties due and payable by Impax under Section 9 and payment for Impax AG Product under Section 5. 5.

(h)           All [***] to be made pursuant to Section 5. 13(d) shall be subject to simple, non-compounded interest at an annual rate of [***] percent ([***]%) beginning on the delivery date in the Delivery Schedule until such [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

6.           Quality Assurance; Acceptance

6.1           Shire represents, covenants and warrants to Impax that:

(a)           all AG Product hereunder shall be produced in accordance with cGMP and other Applicable Laws, rules and regulations and that none of the AG Product supplied hereunder shall be adulterated or misbranded as defined by the Act;

(b)           all shipments of AG Product supplied hereunder shall meet the specifications and quality control standards set forth in Shire’s NDA;

(c)           Shire or a Shire Affiliate will use Commercially Reasonable Efforts to maintain throughout the term of this Agreement all permits, licenses, registrations and other forms of governmental authorization and approval required in order for Shire to perform its obligations hereunder in accordance with all Applicable Laws;

(d)           to Shire’s knowledge upon due investigation, as of the Original Effective Date, the Manufacture or Marketing of the AG Products in the Territory pursuant to this Agreement does not infringe, misappropriate or otherwise conflict with any intellectual property rights of any Third Party;

(e)           Shire or a Shire Affiliate owns and possesses all right, title and interest in the Shire NDA; and

(f)           Shire has the right to grant all of the rights and licenses granted herein to Impax under the Adderall XR Intellectual Property, and it is not under any obligation to any Third Party that conflicts with the terms of this Agreement.

6.2           Impax AG Products shall (i) have a shelf life of at least [***] months from the date of Manufacture and (ii) conform to Shire’s NDA.

6.3           All AG Products will be in finished dosage form, filled, Packaged and Labeled for commercial sale in accordance with the terms and conditions of this Agreement, the Quality Agreement, and Applicable Laws.

6.4           Shire shall perform all quality control tests and other inspections required by applicable cGMP standards and Shire’s NDA and shall furnish to Impax a certificate of analysis together with each lot of AG Product shipped to Impax. Shire will also provide Impax with Material Safety Data Sheets as required by Law for the AG Products, and updates of same as necessary.

6.5           Shire will promptly notify Impax of any request from the FDA to change AG Product specifications or Labeling and will notify Impax of any changes in specifications. No such change which requires FDA approval will be implemented prior to obtaining such Impax approval.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

6.6           Impax shall conduct, at its own expense, such tests as it deems necessary to determine the compliance of the AG Product with the requirements of Sections 6. 1(a-b), 6. 2 and 6. 3. Impax shall notify Shire within thirty (30) days of its receipt of each shipment of the AG Product of any non-compliance of the AG Product with the requirements of Sections 6. 1(a-b), 6. 2 or 6. 3 revealed by such testing.  If no notice of non-compliance is delivered to Shire within such thirty (30) day period, the AG Product so delivered shall be deemed to comply with Sections 6. 1(a-b), 6. 2 or 6. 3.

6.7           Subject to the provisions of Section 6. 8, Shire shall replace, at its own expense including, without limitation, all freight costs, any AG Product that does not meet the requirements of Sections 6. 1, 6. 2 and 6. 3. Subject only to the indemnification obligations set forth in Section 12. 1, Shire shall have no other obligation with respect to Losses in respect of such AG Product or the representations set forth in Sections 6. 1, 6. 2 and 6. 3.

6.8           If, following the timely delivery of a notice by Impax pursuant to the provisions of Section 6. 6, Impax and Shire do not agree that any lot or lots of the AG Product referred to in the notice meets the requirements of Sections 6. 1(a-b), 6. 2 or 6. 3, that lot or those lots of the AG Product shall be tested for such compliance, within thirty (30) days after notice of the defect is delivered to Shire, by a disinterested Third Party expert selected by the mutual agreement of Impax and Shire. The decision of such Third Party expert with respect to the question of compliance shall be binding upon Impax and Shire for the purposes of Sections 6. 1(a-b), 6. 2 or 6. 3 of this Agreement only. The costs of such testing shall be borne by Shire if such lot or lots are found not to meet the requirements of Sections 6. 1(a-b), 6. 2 or 6. 3 and by Impax if those lot or lots are found to meet the requirements of Sections 6. 1(a-b), 6. 2 or 6. 3.

6.9           At least once per calendar year following the License Effective Date, Impax will provide Shire with a certificate of a duly authorized officer with regulatory responsibilities to the effect that Impax stores and ships AG Product in accordance with all Applicable Laws and regulations, including cGMP standards.

6.10           Impax represents, covenants and warrants to Shire that all Generic Product Marketed by Impax will be stored, shipped and handled in accordance with cGMP and all Applicable Laws, rules and regulations and all Impax Product Manufactured by Impax, or for Impax by a Third Party, shall be Manufactured, shipped and handled in accordance with cGMP and all Applicable Laws, rules and regulations and the Impax ANDA.

7.           Regulatory Responsibilities; Adverse Event Reporting; Recalls

7.1           As the holder of Shire’s NDA, Shire will have sole authority to deal with regulatory matters relating to Shire’s NDA or AG Product. During the term hereof, Shire shall maintain Shire’s NDA in accordance with all applicable requirements of the FDA and other Governmental Authorities, including, without limitation, the filing of all annual and other reports or filings required by the FDA.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

7.2           Impax shall submit to Shire all reports of Adverse Drug Experiences, together with all relevant information possessed by it, in time for Shire to meet all periodic and annual safety regulatory obligations to the FDA. Impax shall also promptly submit to Shire all AG Product inquiries or complaints for handling by Shire. Each Party shall cooperate with the other and provide information in its possession to the extent necessary for the other Party to comply with all legal requirements relating to the Manufacture or Marketing of Generic Product and the Parties will use diligent efforts to agree upon a customary pharmacovigilance protocol as promptly as practicable after the date hereof to provide for the necessary exchange of adverse event and related information to permit Shire to comply with Applicable Laws and regulations on a timely basis.

7.3           Each of Shire and Impax will immediately inform the other in writing if it believes one or more lots of any AG Product should be subject to recall from distribution, setting forth the reasons therefore with reasonable specificity. To the extent permitted by legal and public safety requirements, the Parties will confer before initiating any recall. If the Parties do not reach agreement on the need for a recall, either Party may initiate a recall. The Party initiating the recall shall initially bear the cost thereof and shall carry out the recall in accordance with best industry practices. In the event it is determined that a recall resulted from a breach by a Party of any of its representations or warranties hereunder, such Party shall be responsible for the costs of the recall and the cost of any unnecessary or groundless recall or other recall which is not the result of a breach by the other Party or any of its representations and warranties hereunder, shall be borne by the Party initiating or requesting such recall. In no event shall a Party’s liability to the other hereunder exceed the actual out-of-pocket costs incurred or the cost of replacement of AG Product at a price equal to the Manufacturing Costs, as the case may be, and neither Party shall be liable for lost profits or other consequential damages.

7.4           As the holder of the Impax ANDA, Impax will have sole authority and responsibility to deal with regulatory matters relating to the Impax ANDA or Impax Product including maintaining the Impax ANDA as applicable in accordance with all applicable requirements of the FDA, including, without limitation, the filing of all annual and other reports or filings required by the FDA.

7.5           Shire shall keep, or cause its Affiliates to keep, as required, such samples and such records (or copies thereof) in respect of the AG Products as are required by Applicable Law for such period of time as may be required thereunder.

7.6           Each of Shire and Impax shall promptly inform the other of any correspondence from the FDA regarding the Generic Products that would materially affect its ability to meet its obligations under this Agreement. Each of Shire and Impax shall notify the other promptly, but in no event later than ten (10) Business Days following the occurrence thereof, of any materially adverse inspections by the FDA or other regulatory authorities which pertain to the Generic Products or to the facilities of such Party or its Affiliate where the Generic Products are being Manufactured or stored.

7.7           Impax and Shire have entered into a Quality Agreement in form and content reasonably acceptable to Impax and Shire (“Quality Agreement”). The Quality Agreement includes protocols and specific responsibilities for handling AG Products quality complaints, ADE reports, and professional medical service inquiries in accordance with Shire’s standard operating procedures and in conformity with Applicable Laws.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

8.           Marketing of Generic Product

8.1           Impax shall, at its sole cost and expense, utilize all Commercially Reasonable Efforts in Marketing the Generic Product in the Territory to maximize sales and profits of Generic Product. During the Term Impax shall not enter into any arrangements or agreements with any other Person to Market or promote Generic Product in the Territory without Shire’s prior written consent, except that Impax shall not be restricted in entering into customary agreements with its ordinary trade customers including, without limitation, distributors and retailers.

8.2           It is the intent of the Parties that Impax will seek to sell Generic Product for its full market value. Impax will have sole discretion, however, in setting the price for the sale of the Generic Product in the Territory. Impax will also agree that if it prices Generic Product in order to gain or maintain sales of other products, then for purposes of calculating the payments due hereunder, the Net Sales of such Generic Product shall be adjusted to reverse any discount which was given to a customer that was in excess of customary discounts for the Generic Product (or, in the absence of relevant data for this Generic Product, other similar products under similar market conditions).

9.           Shire Profit Share

9.1           During the Term, Impax shall pay to Shire a royalty of [***] percent ([***]%) of the Net Profits of Impax Product.

9.2           Impax shall pay a royalty to Shire equal to:

(a)           [***] percent ([***]%) of the Net Profits on sales of Impax AG Product made by Impax during any period when the Impax AG Product is the only Generic Equivalent being Marketed in the Territory other than a Generic Equivalent marketed by or on behalf of Barr Laboratories, Inc.  or any successor in interest to Barr Laboratories, Inc. ’s ANDA that is the subject of the past litigation between Shire and Barr Laboratories, Inc.

(b)           [***] percent ([***]%) of the Net Profits on sales of Impax AG Product made by Impax during any time period other than as described in Section 9. 2(a).

9.3           Payments due under this Section 9 shall be made within forty-five (45) days from the end of each calendar quarter in which Generic Product is sold (“Reporting Period”). All such payments shall include an invoice detailing the calculation of Net Sales and Net Profits, including itemized calculations for each of (i) through (xiv) set forth in Sections 1. 82 and 1. 83, as each may be applicable and the royalties payable hereunder. In the event of two occurrences where payment by Impax is delayed beyond the relevant Reporting Period, the Reporting Period shall be changed to thirty (30) days from the end of each calendar quarter at Shire’s election and upon ten (10) days advance written notice from Shire to Impax. For clarity, the definition of Net Sales set forth in Section 1. 83 of this Agreement shall be applied to all sales of Generic Product sold on or after April 1, 2011 and shall be used for all related calculations.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

9.4           In the event that Net Profits is a negative amount for any Reporting Period, no payment or refund shall be due from Impax to Shire or from Shire to Impax, in respect thereof and the Net Profits with respect to the subsequent Reporting Period, shall be reduced by such negative amount for purposes of determining Shire’s share of the Net Profits for such subsequent Reporting Period.

9.5           Maintenance of Records. During the Term, and for a period of three (3) years thereafter, Impax shall, and shall insure that its Affiliates shall, keep at either its normal place of business, or at an off-site storage facility, detailed, accurate and up to date:

(a)           records and books of account sufficient to confirm the calculation of the Net Sales and Net Profits; and

(b)           information and data contained in any invoices or reports accompanying any payment to Shire provided to Shire in connection with this Agreement.

9.6           Inspection. On no less than five (5) Business Days’ notice from Shire, Impax shall make all such records, books of account, information and data concerning this Agreement available for inspection during normal business hours by Shire or its nominee for the purpose of general review or audit, provided that Shire may not request such inspection more than twice in any calendar year. In the event Shire’s external auditors believe there is a discrepancy in the calculation of Net Sales or Net Profits paid to Shire (including in the Returns and Final Reconciliation Report) or [***] paid, or to be paid, by Shire pursuant to Section 5. 13, Shire’s external auditors shall be entitled to take copies or extracts from such records, books of account, information and data (but only to the extent related to the contractual obligations set out in this Agreement) during any review or audit provided the external auditor signs a confidentiality agreement with Impax providing that such records, books of account, information and data shall be treated as Confidential Information which may be disclosed to Shire, its auditors, its legal and other advisors, and as otherwise required by Applicable Laws. If Shire’s external auditor’s results shows an underpayment to Shire, subject to the rights and remedies available to Impax including a right to seek dispute resolution, Impax shall pay the amount of such underpayment, plus simple, non-compounded interest at an annual rate of [***] percent ([***]%) beginning on the date of such underpayment. If Shire’s external auditor’s results shows an overpayment to Shire, Shire shall pay the amount of such overpayment to Impax. Any underpayment or overpayment of amounts due hereunder shall be paid or refunded by the applicable Party within thirty (30) days of the earlier of (i) the Parties’ agreement in writing as to the appropriate overpayment or underpayment or (ii) the resolution of any disputes related thereto if a dispute is referred for resolution pursuant to Section 16. 13(d). For clarity all disputes related to Impax’s, or Shire’s or their auditor’s conclusions, shall be resolved by the dispute resolution process in Schedule 16. 13(d).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

9.7           Inspection Costs. Shire shall be solely responsible for its costs in making any such review and audit, unless Shire identifies a discrepancy in the calculation of Net Sales or Net Profits paid to Shire under this Agreement in any calendar year from those properly payable for that calendar year of five percent (5%) or greater, in which event Impax shall be solely responsible for the cost of such review and audit and refund Shire any overpayment. All information disclosed by Impax or its Affiliates pursuant to this Section 9 shall be deemed Confidential Information.

9.8           12-Month True Up. Twelve (12) months after the end of the Supply Term, Impax shall perform a “true-up” reconciliation of the items comprising deductions from Net Sales and thereafter shall provide Shire with a written report of such reconciliation (the “Returns and Final Reconciliation Report”). The reconciliation shall be based on actual cash paid or credits issued through the end of the Supply Term, and during the [***] month setoff period that follows the Supply Term. In determining whether and to the extent an underpayment or overpayment to Shire has been made, the reconciliation shall calculate the payments due Shire based on the royalty rate due Shire under Section 9. 1 or 9. 2 applicable at the time the deduction was originally accrued. If the Returns and Final Reconciliation Report shows an underpayment to Shire, subject to the rights and remedies available to Impax including a right to seek dispute resolution, Impax shall pay the amount of such underpayment plus simple, non-compounded interest at an annual rate of [***] percent ([***]%) beginning on the date such deduction was accrued, to Shire within thirty (30) days of the date of delivery of such report. If the Returns and Final Reconciliation Report shows an overpayment to Shire, Shire shall pay the amount of such overpayment, to Impax within thirty (30) days of the date of delivery of such report. Shire shall be entitled to conduct an audit of Impax within thirty (30) days of Shire’s receipt of the Returns and Final Reconciliation Report, in accordance with the procedures set forth in Sections 9. 6 and 9. 7.

9.9           Shire Payment. As part of the consideration set forth herein, Shire agrees to pay Impax Forty-Eight Million Dollars ($48,000,000) (the “Payment Amount”). Within [***] after the Court’s entry of a Stipulation of Dismissal or Order of Dismissal (each as defined in the Supply Litigation Settlement Agreement) as applicable, Shire shall pay Impax the Payment Amount in a single cash payment via wire transfer to an account designated by Impax at least [***] prior to the date the Payment Amount is due.

10.           Confidentiality

10.1           Confidentiality Obligation. The Parties, their Affiliates and their respective employees, directors, officers, consultants and contractors shall keep and maintain as confidential any Confidential Information supplied by the other Party during the Term. The confidentiality and non-disclosure obligations contained in this Agreement shall not apply to the extent that such Confidential Information is:

(a)           at the time of disclosure by one Party to the other, in the public domain or otherwise publicly known;

(b)           after disclosure by one Party to the other becomes part of the public domain, other than by breach of any obligation of confidentiality;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(c)           information which the receiving Party can establish by competent evidence was already in its possession at the time of receipt or was independently developed by the receiving Party; or

(d)           received from a Third Party who was lawfully entitled to disclose such information free of an obligation of confidentiality.

10.2           Exceptions. Notwithstanding Section 10. 1, the Party receiving Confidential Information may disclose such Confidential Information to the extent that such disclosure has been ordered by a court of law or directed by a Governmental Authority, provided that, the disclosure is limited to the extent ordered or directed and wherever practicable, the Party that owns the Confidential Information has been given sufficient written notice in advance to enable it to seek protection or confidential treatment of such Confidential Information.

10.3           Expiration of Confidentiality. The confidentiality obligation contained in this Section 10 shall survive the termination or expiry of this Agreement for so long as such information remains confidential.

10.4           Disclosure. If a Party is subpoenaed or otherwise requested by any Person including, without limitation, any Governmental Authority to give testimony or provide information which in any way relates to this Agreement, the Generic Product or practices associated with the Generic Product, such Party shall give the other Party prompt notice of such request, and unless otherwise required by Law, shall make no disclosure until such other Party has had a reasonable opportunity to contest the right of the requesting Person to such disclosure. The Parties shall provide each other with all reasonable cooperation and generally make its employees available to give testimony or to provide reasonable assistance in connection with any lawsuits, claims, proceedings and investigations relating to this Agreement, the Generic Product or practices associated with the Generic Product.

10.5           The Parties agree that equitable relief, including injunctive relief and specific performance, is appropriate in enforcing the confidentiality provisions of this Agreement. In the event of any such action to construe this provision, the prevailing Party will be entitled to recover, in addition to any charges fixed by the court, its costs and expenses of suit, including reasonable attorney’s fees. Such remedies shall not be deemed to be the exclusive remedies for a breach of this provision, but shall be in addition to all other remedies available at law or equity.

11.           Representations and Warranties of Both Parties

With respect to Sections 11. 1 and 11. 2 below, each of Shire and Impax represents, warrants, and covenants, to the other Party that:

11.1           Organization and Authority. Such Party is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Such Party has the requisite corporate power and authority to enter into this Agreement. Such Party has the requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder. The execution and delivery of this Agreement and the performance by such Party of its obligations hereunder have been authorized by all requisite corporate action on its part. This Agreement has been validly executed and delivered by such Party, and, assuming that such documents have been duly authorized, executed and delivered by the other Party, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

11.2           Consents and Approvals; No Violations

(a)           Except as otherwise set forth in this Agreement or the Supply Litigation Settlement Agreement, no material filing with, and no material permit, authorization, consent such Party of the transactions contemplated by this Agreement, except for those filings, permits, authorizations, consents or approvals, the failure of which to be made or obtained would not materially impair such Party’s ability to consummate the transactions contemplated hereby or materially delay the consummation of the transactions contemplated hereby.

(b)           Neither the execution nor the delivery of this Agreement by such Party, nor the performance by such Party of its obligations hereunder, will (i) violate the certificate of incorporation, by-laws or other organizational document of such Party; (ii) conflict in any material respect with or result in a material violation or breach of, or constitute a material default under, any material contract, agreement or instrument to which such Party is a party; or (iii) violate or conflict in any material respect with any material Law, rule, regulation, judgment, order or decree of any court or Governmental Authority applicable to such Party, except in the case of clause (ii) or (iii) for violations, breaches or defaults which would not have a material adverse effect on such Party’s ability to consummate the transactions contemplated hereby.

(c)           The Parties shall submit this Agreement together with the Supply Litigation Settlement Agreement (as part of the Settlement Documents, as defined in the Supply Litigation Settlement Agreement) to the Federal Trade Commission Bureau of Competition and the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice as soon as practicable following its execution and in no event later than ten (10) Business Days following its execution.

12.           Indemnities; Product Liability; Insurance

12.1           Indemnity by Shire. Shire shall defend, indemnify and hold harmless each of Impax and its Affiliates and its and their directors, officers, employees and contractors (“Impax Party”) from and against any and all Losses, (“Shire Liability”) arising from or in connection with:

(a)           any Third Party claim, lawsuit, investigation, proceeding, regulatory action, or other cause of action (“Claim”) resulting from any negligent acts or acts of willful misconduct of any Shire Party in connection with the performance of its obligations under this Agreement;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(b)           Shire’s failure to Manufacture, store or release the AG Product for shipment in accordance with Applicable Laws, regulations or Shire’s NDA;

(c)           the breach by Shire of any of its representations or warranties contained in this Agreement; or

(d)           any misuse by a Shire Party of Impax’s company name or logo or other trademark;

except, in each case, to the extent that the Shire Liability is caused by the negligence, breach of the terms of this Agreement, or willful misconduct of an Impax Party.

12.2           Indemnity by Impax. Impax shall defend, indemnify and hold harmless each of Shire and its Affiliates and its and their directors, officers, employees and contractors (“Shire Party”) from and against any and all Losses (“Impax Liability”) arising from or in connection with:

(a)           any Claim resulting from any negligent acts or acts of willful misconduct of any Impax Party in connection with the performance of its obligations under this Agreement;

(b)           any Claim based on or arising out of the use, Manufacturing or Marketing of Impax Product, including, without limitation, any investigation by a Governmental Authority or any Claim for personal injury or property damage asserted by any user of Impax Product;

(c)           any Claim based on or arising out of the use or Marketing of AG Product by Impax, including, without limitation, any investigation by a Governmental Authority or any Claim for personal injury or property damage asserted by any user of AG Product in each case to the extent that such liability is a result of the acts or failure to act of Impax or its employees, agents, partners, contractors or the like;

(d)           the breach by Impax of any of its representations or warranties contained in this Agreement; or

(e)           any misuse by the Impax Parties of Shire’s company name or logo or other trademark;

except, in each case, to the extent that the Impax Liability is caused by the negligence, breach of the terms of this Agreement, or willful misconduct of a Shire Party.

12.3           Control of Proceedings. A Party seeking indemnification hereunder shall provide prompt written notice to the other Party (and, in any event, within five (5) Business Days) of the assertion of any Claim against such Party as to which indemnity is to be requested hereunder. The indemnifying Party shall have the sole control over the defense of any Claim, provided that, the indemnifying Party shall obtain the written consent of the indemnified Party prior to settling or otherwise disposing of such Claim if as a result of the settlement or Claim disposal the indemnified Party’s interests are in any way adversely affected.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

12.4           No Admissions. The indemnified Party shall not make any payment or incur any expenses in connection with any Impax Liability or Shire Liability (as the case may be), or make any admissions or do anything that may compromise or prejudice the defense of any Claim without the prior written consent of the indemnifying Party.

12.5           Claim Information. Each Party shall promptly:

(a)           inform the other by written notice of any actual or threatened Claim to which Sections 12. 1 or 12. 2 apply;

(b)           provide to the other Party copies of all papers and official documents received in respect of any such Claim; and

(c)           cooperate as reasonably requested by the other Party in the defense of any such Claim.

12.6           Contributory Negligence. If any Shire Liability or Impax Liability is caused by the negligence of both Shire and Impax, the apportionment of liability shall be shared between Shire and Impax based upon the comparative degree of each Party’s negligence and each Party shall be responsible for its own defense and its own costs including, but not limited to, the cost of defense attorneys’ fees and witnesses’ fees and expenses incident thereto.

12.7           Limitation of Liability. Except (i) as may be included in a Claim under Section 12. 1 or 12. 2, or (ii) as provided in Section 5. 13, in no event shall either Party or their respective Affiliates be liable for special, punitive, indirect, incidental or consequential loss or damage, or for any lost profits, business or revenue, based on contract, tort or any other legal theory arising out of this Agreement, including as caused by Shire’s failure to deliver Impax AG Product as required under this Agreement; even if the remedies provided for in this Agreement fail of their essential purpose and even if either Party has been advised of the possibility or probability of such damages.

12.8           Product Liability Insurance. Each Party shall maintain, at its own cost, general commercial liability insurance (including comprehensive product liability) in such amount as Shire and Impax respectively, customarily maintain with respect to its other products and which is reasonable and customary in the U. S.  pharmaceutical industry for companies of comparable size and activities but in any event not less than $[***] per occurrence and $[***] in the aggregate. In the event the insurance policy obtained by a Party is a “claims made” policy (as opposed to an “occurrence” policy), such Party shall obtain comparable insurance for not less than six (6) years following the expiry or termination of this Agreement. Impax will cause Shire to be named as an additional insured under Impax’s product liability insurance.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

12.9           Limitation on Representations, Warranties and Indemnification. NEITHER PARTY SHALL BE DEEMED TO MAKE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY SET FORTH HEREIN. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WITH REGARD TO THE AG PRODUCT TO BE SUPPLIED BY SHIRE HEREUNDER, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY EACH PARTY.

13.           Force Majeure

13.1           Force Majeure. Neither Party shall be entitled to terminate this Agreement or shall be liable to the other under this Agreement for loss or damages attributable to any Force Majeure, provided the Party affected shall give prompt notice thereof to the other Party. Subject to Section 13. 2, except as provided in Sections 5. 3(i) and 5. 13(b), the Party giving such notice shall be excused from such of its obligations hereunder for so long as it continues to be affected by Force Majeure.

13.2           Continued Force Majeure. If any Force Majeure continues unabated for a period of at least ninety (90) days, the Parties shall meet to discuss in good faith what actions to take or what modifications should be made to this Agreement as a consequence of such Force Majeure in order to alleviate its consequences on the affected Party.

14.           Trademarks and Trade Names

Except for the identification of Shire as manufacturer of AG Product on Packaging or Labeling to the extent required by Law, Impax shall have no right to use any trademark or tradedress of Shire and shall have no rights to any other intellectual property of Shire or its Affiliates (including patents or other intellectual property relating to the shape, consistency, formulation or Manufacturing process for the AG Product) other than to the extent of the Authorization and License.

15.           Term and Termination

15.1           Unless sooner terminated in accordance with the terms hereof, the term of this Agreement shall extend from the date hereof until the expiration of the last Valid Claim within the Adderall XR Intellectual Property (the “Term”). The foregoing notwithstanding, the obligations of Shire regarding supply of AG Product under this Agreement shall extend from the date hereof only until the earlier of: (i) September 30, 2014, or (ii) Impax’s Launch of an Impax Product (the “Supply Term”), subject to Section 15. 3(c).

15.2           Termination. Either Party shall be entitled to terminate this Agreement by written notice to the other if:

(a)           the other Party commits a material breach of this Agreement, and fails to remedy it within sixty (60) days of receipt of notice from the first Party of such breach and of its intention to exercise its rights under this Section 15. 2; or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(b)           an order is made or a resolution is passed for the winding up of the other Party (other than voluntarily for the purposes of solvent amalgamation or reconstruction) or an order is made for the appointment of an administrator to manage the other Party’s affairs, business and property or if a receiver (which expression shall include an administrative receiver) is appointed over any of the other Party’s assets or undertaking or if circumstances arise which entitle the court or a creditor to appoint a receiver or manager or which entitle the court to make a winding-up order or if a voluntary arrangement is proposed in respect of the other Party or if the other Party takes or suffers any similar or analogous action in consequence of debt, and such order, appointment or similar action is not removed within ninety (90) days.

15.3           Effect of Expiration or Termination.

(a)           In the event of early termination of this Agreement for any reason, Impax shall no longer have the right to Market Impax Product under the Authorization and License; provided that Impax may continue to Market inventory then on hand for an additional six (6) month period as to which Impax shall pay Shire the applicable royalty under Section 9 above.

(b)           In the event of expiry or early termination of this Agreement for any reason, Impax shall promptly return to Shire all Confidential Information of Shire provided to Impax during the Term.

(c)           In the event of the expiry or early termination of the Supply Term for any reason, Impax shall no longer have the right to Market Impax AG Product, provided that Impax may continue to Market inventory of Impax AG Product then on hand until such inventory is depleted; and Impax shall have the right to Market any Impax AG Product that would have been otherwise delivered to Impax prior to termination, but which AG Product had not been delivered including without limitation Undelivered Product and any AG Product to be delivered post-Launch pursuant to Section 3. 7; provided, however, that Impax shall pay Shire the applicable royalty under Section 9 above for all such Impax AG Product Marketed.

15.4           Liability on Termination. The termination or expiry of this Agreement shall not release either of the Parties from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination or expiry.

15.5           Surviving Sections. The provisions of Sections 1, 3. 7, 3. 8, 5. 4(c), 5. 6, 5. 7, 5. 8, 5. 9, 5. 13, 6, 7, 9. 4, 9. 5, 9. 6, 9. 7, 9. 8, 10, 12, 14, 15 and 16, and any other provisions necessary and proper to give effect to the intention of the Parties as to the effect of the Agreement after termination, shall continue in force in accordance with their respective terms notwithstanding expiry or termination of this Agreement for any reason.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

16.           Miscellaneous

16.1           Notice.

(a)           Any notice or other document given under this Agreement shall be in writing in the English language and shall be given by hand or sent by prepaid airmail, by fax transmission or e-mail to the address of the receiving Party as set out in Section 16. 2 below unless a different address or fax number has been notified to the other in writing for this purpose.

(b)           Each such notice or document shall:

(i)           if sent by hand, be deemed to have been given when delivered at the relevant address;

(ii)           if sent by prepaid mail, be deemed to have been given five (5) days after posting; or

(iii)           if sent by fax or email transmission be deemed to have been given when transmitted, provided that, a confirmatory copy of such fax or email transmission shall have been sent by prepaid mail within twenty-four (24) hours of such transmission.

16.2           Address for Notice. The address for services of notices and other documents on the Parties shall be:

If to Shire:	Shire LLC
9200 Brookfield Court
Florence, KY 41042
United States of America
Fax: (484) 595-8674
Attn: Associate General Counsel

If to Impax:	Impax Laboratories, Inc.
30831 Huntwood Avenue
Hayward, CA 94544
United States of America
Fax: (510) 240-6000
Attn: Chief Executive Officer

With a copy to:	Impax Laboratories, Inc.
31047 Genstar Road
Hayward, CA 94544
Fax: (510) 240-6096
Attn: Mark A. Schlossberg, Esq. ,
Senior Vice President and General Counsel

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

16.3           Assignment.

(a)           Subject to Section 16. 3(b), Impax shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Shire, such consent not to be unreasonably withheld or delayed.

(b)           Subject to Section 16. 3(c) in the case of Impax, each Party shall be entitled to assign all or any of its rights or obligations under this Agreement to an Affiliate or to a successor entity by way of merger or acquisition of substantially all of the assets of Impax; provided the Affiliate or other successor entity expressly assumes in writing those rights, duties and obligations under this Agreement and this Agreement itself and the Affiliate or other successor is a financially capable business entity.

(c)           Anything to the contrary in this Agreement notwithstanding, to the extent that Impax assigns or transfers any of its rights or obligations under this Agreement to any [***].

(d)           Subject to the foregoing this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment or transfer in contravention of the terms of this Agreement shall be null and void.

16.4           Amendment. Subject to the procedure for the modification of Delivery Schedules required by Section 5. 3(e), this Agreement may not be varied, changed, waived, discharged or terminated, except by an instrument in writing signed by the Party against which enforcement of such variation, change, waiver, discharge or termination is sought.

16.5           Public Announcements. Except as expressly provided for in the Supply Litigation Settlement Agreement, neither Party shall make any publicity releases, interviews or other dissemination of information concerning this Agreement or its terms, or either Party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other Party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the Parties understand and agree that either Party, may, if so required, disclose some or all of the information included in this Agreement or other Confidential Information of the other Party(a) in order to comply with its obligations under the Law, including the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, (b) the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or other similar Laws of a Governmental Authority, (c) to respond to an inquiry of a Governmental Authority or regulatory authority as required by Law, or (d) in a judicial, administrative or arbitration proceeding. In any such event the Party making such disclosure shall (x) provide the other Party with as much advance notice as reasonably practicable of the required disclosure, (y) cooperate with the other Party in any attempt to prevent or limit the disclosure, and (z) limit any disclosure to the specific purpose at issue.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

16.6           Superiority of Agreement. The Parties agree that the provisions of this Agreement, together with any amendments hereto, supersede the Original License and Distribution Agreement and shall prevail over any inconsistent statements or provisions contained in any prior discussions, arrangements or comments between the Parties and in any documents passing between the Parties, including, but not limited to, any forecast, purchase order, purchase order revision, acknowledgment, confirmation or notice. It is agreed that:

(a)           neither Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party which is not expressly set out in this Agreement, the Patent Litigation Settlement Agreement or the Supply Litigation Settlement Agreement;

(b)           neither Party shall have any remedy in respect of misrepresentation or untrue statement made by the other Party or for any breach of warranty which is not contained in this Agreement;

(c)           this Section 16. 6 shall not exclude or limit any liability for, or remedy in respect of, fraudulent misrepresentation; and

(d)           notwithstanding the foregoing, the Patent Litigation Settlement Agreement and the Supply Litigation Settlement Agreement shall be deemed of equal dignity to this Agreement and this Agreement shall be construed together with the Patent Litigation Settlement Agreement and the Supply Litigation Settlement Agreement in a consistent manner as reflecting a single intent and purpose.

16.7           Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of law provisions thereof. The Parties irrevocably agree that the federal district courts in the State of New York shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with this Agreement and that, accordingly, any proceedings arising out of or in connection with this Agreement shall be brought in the United States District Court for the Southern District of New York. Notwithstanding the foregoing, if there is any dispute for which the federal district courts in the Southern District of New York do not have subject matter jurisdiction, the state courts in New York, shall have jurisdiction. In connection with any dispute arising out of it in connection with this Agreement, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in County, City, and State of New York.

16.8           Agreement Costs. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

16.9           Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original as against a Party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

16.10           Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

16.11           Relationship of the Parties.  In making and performing this Agreement, the Parties are acting and shall act as independent contractors. Nothing in this Agreement shall be deemed to create an agency, joint venture or partnership relationship between the Parties hereto.  This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the Parties hereto.

16.12           Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. Shire and Impax acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Whenever used herein, the words “include,” “includes” and “including” shall mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. With respect to any particular action or agreement, the use of the words “Shire shall” or “Shire will” herein shall also mean “Shire shall cause” the particular action to be performed. Similarly, with respect to any particular action or agreement, the use of the words “Impax shall” or “Impax will” herein shall also mean “Impax shall cause” the particular action to be performed. Nothing in this Agreement shall operate to exclude any provision implied into this Agreement by Law and which may not be excluded by Law or limit or exclude any liability, right or remedy to a greater extent than is permissible under Law.

16.13           Dispute Resolution.

(a)           Preliminary Process. Except as to a dispute arising out of Section 5, 6, 7, or 9 if there is a disagreement between the Parties as to the interpretation of this Agreement or in relation to any aspect of the performance by either Party of its obligations under this Agreement, the Parties shall, within ten (10) Business Days of receipt of a written request from either Party, meet in good faith and try to resolve the disagreement without recourse to legal proceedings.

(b)           Escalation of Dispute. If resolution of the disagreement does not occur within five (5) Business Days after such meeting, the matter shall be escalated for determination by the President of Impax and Shire’s President of Specialty Pharmaceuticals for resolution, who may resolve the matter themselves or jointly appoint a mediator or independent expert to do so.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

(c)           Equitable Relief. Nothing in this Section 16. 13 restricts either Party’s freedom to seek urgent relief to preserve a legal right or remedy, or to protect a proprietary or trade secret right, or to otherwise seek legal remedies through any available channel if resolution is not otherwise achieved under this Section 16. 13.

(d)           ADR For Certain Disputes. Notwithstanding Section 16. 7, in the event there is a dispute arising out of Sections 5, 6, 7 or 9 the Alternate Dispute Resolution procedure (the “ADR Procedure”) set forth in Schedule 16. 13(d) will apply. For the avoidance of doubt, it is the Parties’ intent that the ADR Procedure will apply solely to any disputes arising out of Sections 5, 6, 7 and 9; provided that either Party shall be free to raise defenses and counter-claims in such ADR Procedure based on any Section of this Agreement.

16.14           Cumulative Rights. The rights and remedies of each of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.

16.15           No Third Party Benefit. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any right, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

16.16           Further Assurance. Each of the Parties shall do, execute and perform and shall procure to be done and perform all such further acts deeds documents and things as the other Party may reasonably require from time to time to give full effect to the terms of this Agreement.

16.17           Waiver. No failure or delay by either Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

 [Signature Page to Amended and Restated License and Distribution Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated License and Distribution Agreement as of the date and year first above written.

SHIRE LLC

By: /s/ Mike Chapman
Name: Mike Chapman
Title: President

IMPAX LABORATORIES, INC.

By: /s/ Larry Hsu
Name: Larry Hsu
Title: President and CEO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

Schedule 5. 3(e)

DELIVERY SCHEDULE MODIFICATION FORM

THIS DELIVERY SCHEDULE MODIFICATION (this “Modification”) dated _________ __, 201_ (the “Modification Date”) is hereby entered into by and between Impax Laboratories, Inc.  and Shire LLC in connection with the Amended and Restated License and Distribution Agreement dated as of [____________ __, ____]. All capitalized terms used herein not otherwise defined shall have the meaning given to them in such Amended and Restated License and Distribution Agreement.

The Parties hereby agree, as of the Modification Date, as follows:

1.           The Delivery Schedule dated __________ and annexed hereto as Exhibit A hereto (the “Original Schedule”) is hereby amended and replaced as of [the Modification Date][OTHER SPECIFIC DATE] by the modified Delivery Schedule annexed as Exhibit B hereto (the “Modified Delivery Schedule”). [The changes in the Delivery Schedule reflect the following agreements of the Parties:________________. ]

2.           FOR THE PURPOSES OF CALCULATING [***] IN CONNECTION WITH THE LATE DELIVERY OF AG PRODUCT TO IMPAX UNDER THE AMENDED AND RESTATED LICENSE AND DISTRIBUTION AGREEMENT INCLUDING, WITHOUT LIMITATION, UNDER SECTION 5. 13, THE DELIVERY DATES SET FORTH IN THE MODIFIED SCHEDULE SHALL BE USED TO CALCULATE SUCH [***].

3.           Once executed by the Parties, this Modification shall be deemed incorporated as part of the Amended and Restated License and Distribution Agreement.

Accepted and agreed to this __ day of _______________, 201_.

SHIRE LLC

By: ___________________________________________
Name:
Title:

ONLY TO BE EXECUTED ON BEHALF OF IMPAX BY THE FOLLOWING PERSONS:
1.	CFO
2.	PRESIDENT OF GLOBAL PHARMACEUTICALS
3.	GC
4.	A SENIOR VICE PRESIDENT OR MORE SENIOR OFFICER

IMPAX LABORATORIES, INC.

By: ___________________________________________
Name:
Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

Schedule 16. 13(d)

The Parties agree that any dispute arising out of Sections 5, 6, 7 or 9 will be elevated in the first instance to [***] and [***], or their designated successors, for resolution.

In the event of a dispute as to any Allocation Plan or Delivery Schedule, [***] and [***], or their designated successors, shall be available for an expedited meet and confer meeting, at the request of either Party, within [***] of the request to discuss and resolve in good faith the Parties’ differences regarding such Allocation Plan or Delivery Schedule.

If [***] and [***] are unable to resolve a dispute within [***] of notice of the dispute, the dispute will be referred to a single neutral arbitrator for a binding and final resolution in the following manner.

a.            General Provisions

The arbitrator will be a duly licensed attorney-at-law with expertise in the pharmaceutical industry.

The arbitration will be conducted in New York City at JAMS, currently located at 620 Eighth Ave, 34th Floor, New York, NY 10018, according to the JAMS “Streamlined Arbitration Rules of Procedure,” effective July 15, 2009 (the “JAMS Rules”), as modified herein.

The arbitration will be decided in accordance with the laws of the State of New York, without reference to its conflicts of law rules.

The arbitrator’s decision will be binding and conclusive upon both Parties.

The proceedings will be kept confidential and will not be disclosed to the public.

b.            Selection of Arbitrator

Within [***] of the initiation of arbitration each Party will propose up to [***] candidates to act as arbitrator. If the Parties do not agree on any one arbitrator within [***] of the exchange of the proposed arbitrators, they will jointly inform JAMS and JAMS will promptly send the Parties a list of [***] arbitrator candidates. JAMS will also provide each Party with a brief description of the background and experience of each arbitrator candidate.

Within [***] of service of the list of names by JAMS, [***].

If this process does not yield an arbitrator (due to a tie or otherwise), JAMS will designate the arbitrator within [***] thereafter.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. portions.

c.
Exchange of Information. There will be limited discovery during [***] commencing on the day the arbitrator is selected, for the purposes of requesting and obtaining documents, and asking and answering interrogatories.

d.	Hearing. An arbitration hearing will be scheduled not later than [***] after the arbitrator has been selected.

e.	Pre-Hearing Submissions

Within [***] after the completion of the exchange of information, each Party will submit concise written statements of its position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested award or denial of relief sought. The statements will be filed with JAMS and served upon the other Party. [***].

Within [***] after submission of the Parties’ initial statements each Party may submit a rebuttal statement[***]; and

[***] before the arbitration hearing the Parties will (a) submit a written report for each expert they intend to present at the arbitration hearing, drafted in accord with Fed.  R.  Civ.  P.  26(a) and (b) exchange a list and copies of each document which they intend to introduce as exhibits at the arbitration hearing and a list of all individuals who may be called upon to testify at the hearing, including all experts.

f.	Arbitration Hearing. The arbitration hearing [***] and will be conducted in accord with the JAMS Rules, as hereby modified.

g.	Decision. The arbitrator will render a reasoned decision within [***] of the last day of the hearing, which decision will be final and binding upon the Parties.

h.	Costs. The costs and fees of the arbitrator will be shared equally by the Parties.

i.
Equitable Relief. Nothing contained in this Section will alter the Parties’ rights to seek an injunction or other equitable relief or to file a suit to enforce these arbitration provisions, including the arbitrator’s award.